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Exhibit 10.12 Equipment Lease Agreement

                            EQUIPMENT LEASE AGREEMENT

        This Equipment Lease Agreement (this "Lease") is made as of the first day of April, 2000, by and between SportsNuts.com International, Inc., a Delaware corporation ("Lessor"), and The Player's Network, Inc., a Delaware corporation ("Lessee"), collectively referred to herein as the "Parties" and individually as a "Party."

                                 R E C I T A L S

        WHEREAS, Lessor owns the equipment ("Equipment") listed on the Equipment Schedule attached hereto as Exhibit "A" and incorporated herein by reference ("Equipment Schedule"); and

        WHEREAS, Lessor desires to lease the Equipment to Lessee according to the terms described herein.

        NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Lease and Purchase Option.

        1.1 Lease. Lessor hereby leases the Equipment to Lessee, and Lessee hereby leases the Equipment from Lessor, upon and subject to all of the provisions herein.

        1.2 Purchase Option. Provided no event of default has occurred and is continuing, Lessor hereby grants to Lessee an option to purchase the Equipment. Such option shall be exercised by Lessee by providing written notice thereof to Lessor. The purchase price for the Equipment shall be the fair market value of the Equipment on the date such option is exercised (the "Option Price"). In the event that Lessee exercises this purchase option, Lessor shall, upon receipt of the Option Price, transfer title to the Equipment by bill of sale in its "as is" condition and without warranty except as to title. The bill of sale shall be substantially in the form attached hereto as Exhibit B.

2. Term. The term of the Lease shall be one (1) year from the effective date hereof.

3. Rent; Late Charges; Option Price.

        3.1 Payment. During the Term, Lessee shall pay rent for the Lease at such place as designated by Lessor in the amount of Two Thousand Dollars ($2,000.00) per month. Rent shall be payable on the 1st day of each month. If any rent date shall fall due on a Saturday, Sunday or holiday, the rental payment shall be made on the next business day. Lessee shall pay rent without demand from Lessor. The Lease shall be a "net" lease and, therefore, Lessee shall pay all taxes (other than federal, state or local franchise or income taxes based on or measured by the net income to Lessor), fees or other charges of any nature now or hereafter imposed against Lessee or Lessor during the Term arising from any of the transactions contemplated pursuant to the Lease.

        3.2 Late Charges. If any rent payment is not made within fifteen (15) days of when due, such payment shall bear interest at the rate of eighteen percent (18%) per annum until paid in full.

4. Taxes and Maintenance. Lessee shall be responsible for all taxes incurred in connection with the Equipment. Lessee shall be free to conduct any maintenance or repairs on the Equipment necessary in its



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discretion to keep the Equipment operating properly. Lessor shall have no obligation or responsibility with respect to the maintenance or operation of the Equipment under this Agreement.

5. Ownership, Security, and Default.

        5.1 Ownership. Nothing with respect to the Lease shall transfer or convey to Lessee any right, title or interest in or to the Equipment, except as Lessee has set forth herein and Lessee represents and agrees that it shall hold the Equipment subject and subordinate to the rights of Lessor.

        5.2 Security. Lessor shall be responsible for the execution, delivery, and filing of UCC-1 financing statements under the Uniform Commercial Code, showing Lessor as secured party, Lessee as debtor, and providing notice of the Lease.

        5.3 Default. In the event that Lessee fails to pay any sum payable hereunder within thirty (30) days after the date such payment is due, Lessor shall then, and at any time thereafter, have the right to (i) proceed by court action or other actions in law or in equity to enforce this Lease and recover from Lessee any and all damages and expenses, together with interest thereon at the rate of eighteen percent (18%) per annum, or the highest legal rate of interest, whichever is lower, from the date such amounts are due until paid,
(ii) without notice or demand, accelerate the balance of the monthly rental thereafter accruing under the Lease, which, together with all rent and other amounts then due, shall become immediately due and payable as liquidated damages and not as a penalty, (iii) to retake immediate possession of the Equipment without any process of law and without notice and to sell, lease or otherwise dispose of the Equipment, with the privilege of being the purchaser thereof, at public or private sale, for cash or on credit and without notice except as may be required by law, and/or (ii) terminate this Lease and the Lease upon written notice to Lessee. No remedy shall be deemed exclusive or in lieu of any other remedy available to Lessor at law or in equity.

6. Waiver. The waiver of either Party of any default in the performance of the other Party of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenants contained herein.

7. Attorneys' Fees. In the event either Party brings or commences a legal proceeding to enforce any of the terms of this Lease, the prevailing Party in such action shall have the right to recover reasonable attorneys' fees and costs from the other Party to be fixed by the court if pursuant to a legal proceeding.

8. Insurance and Indemnification.

        8.1 Insurance. Lessee shall maintain throughout the Term of this Lease at its expense: (i) adequate public liability and property damage insurance and standard fire and extended coverage insurance to cover the full replacement cost of the Equipment. In the event of damage or destruction to the Equipment, the proceeds of such insurance shall be available for the repair or replacement of the Equipment.

        8.2 Indemnification. During the Term of this Lease, each Party agrees to indemnify, hold harmless and defend the other from all claims, actions, liabilities, damages, expenses and judgments (including but not limited to attorneys' fees, reasonable investigative and discovery costs and all other sums) on account of such Party's breach of this Lease and any injury to persons, loss of life or damage to property occurring with respect to the Equipment arising out of such Party's negligent actions or negligent failure to act.

9. Notices. All notices, requests, demands, and other communications hereunder shall be in writing



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and shall be given (1) by Federal Express (or other established express delivery service which maintains delivery records), (2) by hand delivery, or (3) by postage prepaid certified or registered mail (return receipt requested), to the Parties at the following addresses, or at such other address as the Parties may designate by written notice in the manner aforesaid:

   To Lessor:                                 To Lessee:
          SportsNuts.com International, Inc.         The Player's Network, Inc.
          10421 South 400 West, Suite 550            754 North, 1890 West
          Salt Lake City, Utah 84095                 Provo, Utah 84601
          Attention: Kenneth I. Denos                Attention: Martin Moreno

        Such communications may also be given by facsimile transmission, provided any such communication is concurrently given by one (1) of the three
(3) methods used above. Notices shall be deemed effective upon receipt, or upon attempted delivery thereof if delivery is refused by the intended recipient or if delivery is impossible because the intended recipient has failed to provide a reasonable means for accomplishing delivery. The person and place to which notices are given may be changed by a Party by giving written notice to the other Party. Any required payments under this Lease shall be paid to Lessor at the address set forth in this Section.

10. Severability. Each provision hereof shall be separate and independent and breach of any such provision by Lessor shall not discharge or relieve Lessee from the obligation to perform the same. If any provision hereof or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remaining provisions hereof, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the extent permitted by law.

11. Miscellaneous.

        11.1 Entire Agreement. This Lease constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements relating to the subject matter hereof, either oral or in writing, between the Parties and contains all the covenants and agreements between the Parties with respect to the subject matter herein.

        11.2 Successors and Assigns. All the rights and obligations of the Parties under this Lease shall bind and the benefits shall inure to their heirs, legal representatives, successors and assigns.

        11.3 Counterparts. This Lease may be executed in counterparts, each of which when executed and delivered shall be an original, but which together shall constitute one and the same instrument.

        11.4 Governing Law. This Lease shall be construed in accordance with the laws of the State of Utah and the Parties agree that jurisdiction with respect to any controversy regarding this Lease shall lie solely in the state or federal courts within the State of Utah and the Parties consent to the exercise of personal jurisdiction over the Parties and their officers by such courts.



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        IN WITNESS WHEREOF, the Parties have executed this Lease as of the day and year first above written.

"Lessor"                               "Lessee"

SPORTSNUTS.COM INTERNATIONAL, INC.     THE PLAYER'S NETWORK, INC.

/s/ Kenneth Denos                      /s/ Martin Moreno
---------------------------------      -----------------------------------------
Kenneth Denos                          Martin Moreno
Executive Vice President               President



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                                    EXHIBIT A

                              EQUIPMENT SCHEDULE TO
                            LEASE DATED JUNE 1, 1998
                   BETWEEN REP, INC. AND BHS MARKETING L.L.C.




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                                    EXHIBIT B

                                  BILL OF SALE



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